UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2018

ARQULE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(781) 994-0300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2018, ArQule, Inc. (“ArQule” or the “Registrant”), Sinovant Sciences Ltd. (“Sinovant”), and Roivant Sciences Ltd. (Roivant), the parent of Sinovant, entered into a License Agreement (the “Agreement”) pursuant to which ArQule granted Sinovant an exclusive license to develop, manufacture and commercialize its FGFR inhibitor, derazantinib (ARQ 087), in Greater China (including the People’s Republic of China, Hong Kong, Macau and Taiwan).

The Agreement provides for an upfront payment to ArQule of $3 million and a guaranteed $2.5 million development milestone within the first year. ArQule is also eligible for an additional $82 million in regulatory and sales milestones. Upon commercialization, ArQule will receive double digit royalties in the low teens from Sinovant on net sales of derazantinib in the Greater China territory. Sinovant will be responsible for all costs and expenses of development, manufacture and commercialization.

A copy of the Agreement will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017.  A copy of the Registrant’s February 7, 2018 press release announcing the transaction is filed as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc. (Registrant)

By:	/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

Date: February 7, 2018